Exhibit 10.6

GUARANTY BANCSHARES, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

WITH 401(k) PROVISIONS

GUARANTY BANCSHARES, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

WITH 401(k) PROVISIONS

	2.29	KSOP Cash Accounts	7
	2.30	KSOP Stock Accounts	7
	2.31	Leased Employee	7
	2.32	Loan Suspense Account	7
	2.33	Matching Contribution	7
	2.34	Matching Contribution Account	7
	2.35	Net Income (or Loss)	7
	2.36	Non-Allocation Year	7
	2.37	Nonelective Contribution	8
	2.38	Nonelective Contribution Account	8
	2.39	Normal Retirement Age	8
	2.40	One Year Break in Service	8
	2.41	Participant	8
	2.42	Plan Year	9
	2.43	Qualified Domestic Relations Order	9
	2.44	Qualified Election Period	9
	2.45	Qualified Nonelective Contribution	9
	2.46	Qualified Participant	9
	2.47	Related Company	10
	2.48	Related Defined Contribution Plan	10
	2.49	Required Beginning Date	10
	2.50	S Corporation	10
	2.51	S Corporation Disqualified Person	10
	2.52	Synthetic Equity	11
	2.53	Termination Date	11
	2.54	Total and Permanent Disability	11
	2.55	Trust Agreement	11
	2.56	Trustee	11
	2.57	Trust Fund	11
	2.58	Year of Service	11

3	Plan Participation		12
	3.1	Eligibility for Participation	12
	3.2	Participation after Reemployment	12
	3.3	Participation not Guarantee of Employment	12
	3.4	Restricted Participation	13

4	Plan Contributions		13
	4.1	Annual Employer Nonelective Contributions	13
	4.2	Acquisition Loans	13

5	Elective Contributions		15
	5.1	In General	15
	5.2	ADP Limit	16
	5.3	Remedies for Contributions in Excess of ADP Limit	17

	5.4	Safe Harbor Nondiscrimination Rules	18
	5.5	Catch-Up Contributions	19
	5.6	Roth Elective Deferrals	19
	5.7	Investment Direction of Elective Contributions	20

6	Matching Contributions		21
	6.1	In General	21
	6.2	ACP Limit	21
	6.3	Remedies for Contributions in Excess of ACP Limit	22

7	Rollover Contributions		23
	7.1	In General	23
	7.2	In Plan Roth Transfers	24

8	Plan Accounting		25
	8.1	Allocation and Crediting of Nonelective Contributions and Forfeitures	25
	8.2	Allocation of Elective and Matching Contributions and Forfeitures	26
	8.3	KSOP Stock Accounts, KSOP Cash Accounts, and Restrictions on Allocations	26
	8.4	Limitation on Allocations to Participants	27
	8.5	Adjustment of KSOP Stock Accounts	28
	8.6	Adjustment of KSOP Cash Accounts	29
	8.7	Dividends	29
	8.8	Statement of Plan Interest	30

9	Retirement Benefits		30

10	Death Benefits		30

11	Payment of Account Balances on Account of Termination		31
	11.1	Determination of Distributable Account Balance	31
	11.2	Manner of Making Payments	33
	11.3	Time for Distribution	33
	11.4	Minimum Distribution Requirements	34
	11.5	Facility of Payment	38
	11.6	Interests not Transferable	39
	11.7	Absence of Guaranty	39
	11.8	Missing Participants or Beneficiaries	39
	11.9	Qualified Domestic Relations Orders	39
	11.10	Pre-Retirement Diversification Rights	40

12	Voting of Company Stock		40

13	Rights, Restrictions and Options on Company Stock		40

	13.1	Right of First Refusal	40
	13.2	Put Option	41
	13.3	Share Legend	42
	13.4	Nonterminable Rights	42
	13.5	Additional KSOP Requirements	42

14	Hardship Loans and Distributions		43

15	The Committee		45
	15.1	Appointment and Authority	45
	15.2	Delegation by Committee	46
	15.3	Uniform Rules	46
	15.4	Information to be Furnished to Committee	46
	15.5	Committee’s Decision Final	46
	15.6	Exercise of Committee’s Duties	47
	15.7	Remuneration and Expenses	47
	15.8	Indemnification of the Committee	47
	15.9	Resignation or Removal of Committee Member	47
	15.10	Appointment of Successor Committee	48
	15.11	Interested Person	48
	15.12	Claims Procedure	48

16	Amendment and Termination		49
	16.1	Amendment	49
	16.2	Termination	49
	16.3	Merger and Consolidation of Plan, Transfer of Plan Assets	49
	16.4	Vesting and Distribution on Termination and Partial Termination	49
	16.5	Notice of Amendment, Termination or Partial Termination	50

17	Top-Heavy Provisions		50

18	Miscellaneous		51
	18.1	Applicable Laws	51
	18.2	Gender and Number	51
	18.3	Notices	51
	18.4	Evidence	51
	18.5	Action by Employer	51
	18.6	Qualified Military Service	51

GUARANTY BANCSHARES, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

WITH 401(k) PROVISIONS

SECTION 1 - PURPOSE

1.1	PURPOSE AND EFFECTIVE DATE. Effective January 1, 2016 (the “Effective Date”) Guaranty Bancshares, Inc., a Texas corporation (the “Company”), hereby restates the Guaranty Bancshares, Inc. Employee Stock Ownership Plan With 401(k) Provisions (the “Plan”), established to provide eligible employees with an opportunity to accumulate capital for their future economic security by acquiring stock ownership interests in the Company.

The Plan is a stock bonus plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”). It includes this Plan and the related Trust Agreement. The Plan is intended to consist of accounts that qualify as an employee stock ownership plan under Code Section 4975(e)(7) and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and accounts that are not subject to the rules applicable to Code Section 4975(e)(7) and Section 407(d)(6) of ERISA.

The Plan was originally effective January 1, 1985, last restated on December 20, 2011, and received a favorable IRS determination letter therefor on August 22, 2014. Since the last restatement, the Plan has been amended as follows:

Amendment #1	Automatic Contribution Arrangement	01/29/14
Amendment #2	Eliminate Hourly Class Exclusion	12/12/14
Amendment #3	KSOP Distribution Policy	11/18/15
Amendment #4	Liberalize Entry Date for Match	4/13/16
Amendment #5	30 Day Deferral of ACA	09/28/16
Amendment #6	In Plan Roth

The purposes of this amendment and restatement are to (i) consolidate the aforementioned amendments in a restated plan document, and (ii) submit the Plan to the IRS for an updated Cycle A determination letter no later than January 31, 2017.

Effective January 1, 2014, the Company is a C corporation and subject to the rules of Subchapter C of the Code.

1.2

TRUST AGREEMENT AND PLAN ADMINISTRATION. All contributions made under the Plan will be held, managed and controlled by the trustee, or successor thereto, (the “Trustee”) acting under a trust which forms a part of the Plan. The terms of the trust are set forth in a trust agreement known as the Guaranty

Bancshares, Inc., Employee Stock Ownership Trust (the “Trust”). The authority to control and manage the operation and administration of the Plan is vested in a Committee (the “Committee”) appointed by the Board of Directors of the Company. The members of the Committee shall be “named fiduciaries” as described in Section 402 of the ERISA, with respect to their authority under the Plan. The Committee shall be the administrator of the Plan and shall have rights, duties and obligations of an “administrator” as that term is defined in section 3(16)(A) of ERISA and section 414(g) of the Code.

1.3	NO REVERSION TO EMPLOYERS. No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except as specifically provided in Article VI of the Trust Agreement.

SECTION 2 - DEFINITIONS

2.1	ACCOUNTS means the KSOP Stock Account and KSOP Cash Account, representing a Participant’s total economic interest in the Plan, which are also referred to collectively as “Accounts” and individually as an “Account”.

2.2	ACCOUNTING DATE means (i) the last day of each Plan Year, (ii) a date determined in the discretion of the Trustee in a uniform and nondiscriminatory manner, and (iii) the date of termination or partial termination of the Plan under Section 16.4.

2.3	ACQUISITION LOAN has the same meaning as an “exempt loan” as described in 26 CFR Section 54.4975-7(b), which is a loan incurred by the Trustee to finance the acquisition of Company Stock or to refinance a prior Acquisition Loan.

2.4	ADJUSTED COMPENSATION means the total compensation paid or accrued to the Participant during the Plan Year for services rendered to the Employers as an employee, including but not limited to wages, salaries, bonuses, overtime pay, commissions and salary reductions under a section 401(k) or section 125 plan, but excluding any amounts contributed by an Employer to a Related Defined Contribution Plan, any taxable or non-taxable fringe benefits provided by an Employer, and taxable expense allowances. Adjusted Compensation shall exclude amounts in excess of $200,000. This limitation shall be adjusted to the amounts prescribed by the Secretary of the Treasury in accordance with Sections 401(a)(17) and 415(d) of the Code. Adjusted Compensation shall include elective amounts that are not includible in the gross income of the employee by reason of Code Section 132(f)(4).

2.5	ANNUAL ADDITIONS has the same meaning as described in Code Section 415(c)(2), which is the sum of the Employer Contributions and Forfeitures allocable to a Participant’s Accounts for a Plan Year. Annual Additions shall also include additions to an individual medical account under Code Section 415(l) and to a post retirement medical account under Code Section 419A(d)(2).

2.6	BENEFICIARY means the person or persons designated by a Participant to receive benefits pursuant to Section 10(c) upon his or her death.

2.7	CODE means the provisions and regulations of the Internal Revenue Code of 1986, as amended, and all successor laws thereto. Where the Plan refers to a particular section of the Code, such reference shall also apply to any successor to that section.

2.8	COMMITTEE means the individuals appointed by the Board of Directors of the Company to administer the Plan.

2.9	COMPANY STOCK has the same meaning as “employer securities” as described in Code Section 409(l), which is common stock issued by the Company or any Related Company having a combination of voting power and dividend rates equal to or in excess of:

(a)	that class of common stock of the Company or a Related Company having the greatest voting power, and

(b)	that class of common stock of the Company or a Related Company having the greatest dividend rights.

Non-callable preferred stock shall be treated as Company Stock if such stock is convertible at any time into stock which meets the requirements of (a) and (b) next above and if such conversion is at a conversion price which (as of the date of the acquisition by the Plan) is reasonable.

2.10	DEEMED-OWNED SHARES. “Deemed-Owned Shares” means, with respect to any Participant:

(a)	stock in an S Corporation constituting Company Stock held by the Plan which is held in the Participant’s Participant KSOP Stock Account under the Plan;

(b)	such Participant’s share of Company Stock in an S Corporation which is held in the Loan Suspense Account under the Plan but which has not been allocated under the Plan to Participants; and

(c)	Synthetic Equity, as defined pursuant to Section 2.52 herein.

For purposes of subsection (b), a Participant’s share of Company Stock held in the Loan Suspense Account under the Plan is the amount of the unallocated Company Stock which would be allocated to such Participant if the entire Loan Suspense Account were allocated to all Participants in the Plan in the same proportions as the most recent allocation of Company Stock under the Plan.

2.11	DIRECT ROLLOVER means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

2.12	DISTRIBUTEE means an Employee, former Employee, Beneficiary, surviving spouse of an Employee or former Employee, or spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order.

2.13	ELECTIVE CONTRIBUTION means an Employer Contribution made to the Plan at the election of a Participant, in lieu of cash compensation, including contributions made pursuant to a salary reduction agreement or some other deferral mechanism.

2.14	ELECTIVE CONTRIBUTION ACCOUNT means the Account to which is credited a Participant’s Elective Contributions pursuant to Section 8.2.

2.15	ELIGIBLE RETIREMENT PLAN means a qualified trust described in Section 401(a) of the Code that accepts the Distributee’s Eligible Rollover Distribution, an individual retirement account or individual retirement annuity. An Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

2.16	ELIGIBLE ROLLOVER DISTRIBUTION means any distribution of all or a portion of the balance to the credit of the Distributee, except that an Eligible Rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint life (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income determined without regard to the exclusion for net unrealized appreciation with respect to employer securities; and, any hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code.

2.17	EMPLOYER CONTRIBUTION means an Elective Contribution, Matching Contribution, Nonelective Contribution, and Qualified Nonelective Contribution.

2.18	EMPLOYERS AND RELATED COMPANIES means the Company and each Related Company which, with the Company’s consent, adopts the Plan, which are also referred to collectively as the “Employers” and individually as the “Employer”.

2.19	ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

2.20	FINANCED SHARES means shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan.

2.21	415 COMPENSATION has the same meaning as “compensation” described in 26 CFR Section 1.415-2(d) for any Plan Year, which includes all amounts received or accrued as compensation for personal services rendered to an Employer or Related Company as an employee, including, but not limited to, wages, salaries, bonuses, commissions, fees, Elective Contributions made under this Plan or any other 401(k) arrangement, and salary reduction contributions made to a cafeteria plan, but excluding other amounts contributed by an Employer or Related Company to a deferred compensation plan, amounts realized from the exercise of non-qualified stock options or lapse of restrictions on restricted property, or amounts realized from the sale, exchange or other dispositions of stock acquired under a qualified stock option; provided that Compensation accrued during a Plan Year shall be counted for that Plan Year only, and shall not be included as Compensation for the subsequent Plan Year in which the amount is paid. Compensation shall include elective amounts that are not includible in the gross income of the employee by reason of Code Section 132(f)(4).

2.22	FAIR MARKET VALUE means the price at which property will exchange hands between a buyer and seller, neither acting under any compulsion to buy or sell and both having knowledge of all material facts. Shares of Company Stock shall be valued as of each Accounting Date and as of the time of any transactions between the Plan and a “Disqualified Person” within the meaning of Code Section 4975(e)(2), and shall be performed by an independent appraiser meeting the requirements of the regulations promulgated under Section 170(a)(1) of the Code.

2.23	FORFEITURE means the portion of a Participant’s Accounts that is not distributable to him or her on his or her Termination Date by reason of the provisions of Section 11.1(e) and that is allocable to other Participants pursuant to Section 8.1 or used to pay Administrative Expenses pursuant to Section 11.1(d).

2.24	FORFEITURE ACCOUNT means the account established pursuant to Section 11.1(d) to hold the portion of a Participant’s Accounts that is not distributable to him or her but which is not yet allocable to other Participants or applied to pay Administrative Expenses.

2.25	HIGHLY COMPENSATED EMPLOYEE has the same meaning as described in Code Section 414(q), which is any employee who:

(a)	during the year or the preceding year; was a 5% owner (as defined in section 416(i) of the Code) of any Employer; or

(b)	during the preceding year, received compensation from the Employers in excess of $80,000.

Compensation shall include elective amounts that are not includible in the gross income of the employee by reason of Code Section 132(f)(4).

The definition of a Highly Compensated Employee shall be determined pursuant to section 414(q) of the Code, any regulations issued thereunder, and any cost of living adjustments (as issued by the Secretary of Treasury or his or her delegate) applicable to the dollar figures specified above.

2.26	HOUR OF SERVICE means, with respect to any employee or Participant, each hour for which he or she is paid or entitled to payment for the performance of duties for the Company or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the employee or Participant or agreed to by the Company or a Related Company. Every full-time employee shall be credited with 8 Hours of Service per day for each day for which he or she is paid by the Employer. An employee or Participant shall be credited with 8 Hours of Service per day (to a maximum of 40 Hours of Service per week) for any period during which he or she performs no duties for the Company or Related Company (irrespective of whether the employment relationship has terminated) by reason of:

(a)	vacation;

(b)	holiday;

(c)	illness;

(d)	incapacity;

(e)	layoff;

(f)	jury duty

(g)	military duty; or

(h)	leave of absence for which he is directly or indirectly paid or entitled to payment by the Company or a Related Company;

provided, however, an employee or Participant shall not be credited with more than 501 Hours of Service under this subsection for any single continuous period during which he or she performs no duties for the Company or a Related Company. Payments considered for purposes of the foregoing shall include payments unrelated to the length or the period during which no duties are performed but shall not include payments made solely as reimbursement for medical related expenses or solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws. The provisions of 29 CFR Section 2530.200b-2(b) and (c) are incorporated herein by reference.

2.27	IMPERMISSIBLE ALLOCATION means any contribution or other annual addition (e.g. forfeiture allocation) in the KSOP or other qualified plan (including a release and allocation from a KSOP suspense account) that would have otherwise been added to the Disqualified Person’s account and invested in employer securities consisting of S Corporation stock.

2.28	IMPERMISSIBLE ACCRUAL means the extent (and only to the extent) that employer securities consisting of stock in an S corporation owned by the KSOP and any assets attributable thereto are held under the KSOP for the benefit of a Disqualified Person during a Nonallocation Year. For this purpose, there are considered all S corporation shares that are employer securities and other ESOP assets attributable to such shares (including Code Section 1368 distributions, sale proceeds and earnings on either the distribution or the proceeds) held for a disqualified person’s account, whether attributable to current or prior year contributions.

2.29	KSOP CASH ACCOUNTS means the accounts established in the name of Participants that reflect Employer Contributions made in cash, any cash dividends on Company Stock, and any income, gains, losses, appreciation or depreciation attributable thereto.

2.30	KSOP STOCK ACCOUNTS means the accounts established in the name of Participants that reflect Employer Contributions made in Company Stock, the allocable share of released Financed Shares, the allocable share of Company Stock forfeitures and any Company Stock attributable to earnings on such stock.

2.31	LEASED EMPLOYEE means any person (other than an employee of the Company) who pursuant to an agreement between the Company and any other person has performed services for the Company (or for the Company and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the Company.

2.32	LOAN SUSPENSE ACCOUNT means the bookkeeping account maintained to record the Plan’s interest in Financed Shares which have not been released from encumbrance pursuant to 26 CFR Section 54.4975-7(b)(8).

2.33	MATCHING CONTRIBUTION means a contribution to the Plan by the Employer which matches in whole or in part an Elective Contribution on behalf of a Participant.

2.34	MATCHING CONTRIBUTION ACCOUNT means the account to which the Company’s Matching Contributions on behalf of a Participant are credited pursuant to Section 8.2.

2.35	NET INCOME (OR LOSS) means the increase (or decrease) in the Fair Market Value of Trust assets (other than Company Stock), interest income, dividends and other income and gains (or loss) attributable to Plan assets (other then any dividends on shares of Company Stock allocated to Participants’ Company Stock Accounts) since the preceding Accounting Date, reduced by any expenses charged to the Plan for that Plan Year.

2.36	NON-ALLOCATION YEAR. “Nonallocation Year” means any Plan Year of the Plan if, at any time during such Plan Year:

(a)	the Plan holds Company Stock consisting of shares of stock in an S Corporation; and

(b)	S Corporation Disqualified Persons own at least fifty percent (50%) of the number of shares of stock in the S Corporation. For purposes of this Subsection (b), stock includes Company Stock owned directly by the S Corporation Disqualified Person, Deemed-Owned Shares of the S Corporation Disqualified Person, and Synthetic Equity of the S Corporation Disqualified Person, as defined under Section 2.52.

(c)	For purposes of this Section 2.36, the rules of Code Section 318(a) shall apply for purposes of determining ownership except that :

(i)	in applying paragraph (1) of Code Section 318(a), the members of an individual’s family shall include members of the family described in paragraph (4)(D) of Code Section 409(p), and

(ii)	paragraph (4) of Code Section 318(a) shall not apply.

(iii)	Notwithstanding the employee trust exception in Code Section 318(a)(2)(B)(i), an individual shall be treated as owning Deemed-Owned Shares of the individual.

2.37	NONELECTIVE CONTRIBUTION means an Employer Contribution which is neither an Elective Contribution, a Matching Contribution, or a Qualified Nonelective Contribution.

2.38	NONELECTIVE CONTRIBUTION ACCOUNT means the account to which the Company’s Nonelective Contributions allocated to a Participant are credited pursuant to Section 8.1.

2.39	NORMAL RETIREMENT AGE means the date on which a Participant attains age 65.

2.40	ONE YEAR BREAK IN SERVICE means a Plan Year during which an employee terminates employment with the Employer, and each subsequent Plan Year, provided he or she has completed less than 501 Hours of Service during such Plan Year.

An employee or Participant shall be credited with up to 501 Hours of Service on account of an absence described in paragraphs (a) through (d) of this Section in the Plan Year in which his or her absence begins (if such crediting is necessary to prevent him or her from incurring a Break in Service in such Plan Year) or, in all other cases, in the following Plan Year. The periods of absence described in the next preceding sentence are those on account of:

(a)	the pregnancy of the employee or Participant;

(b)	the birth of a child of the employee or Participant;

(c)	the placement of a child with the employee or Participant in connection with the adoption of such child by such employee or Participant; and

(d)	caring for such child for a period beginning immediately following such birth or placement.

2.41	PARTICIPANT means any eligible employee who becomes entitled to participate in the Plan.

2.42	PLAN YEAR means the 12 consecutive month period commencing on each January 1 and ending on the next following December 31.

2.43	QUALIFIED DOMESTIC RELATIONS ORDER has the meaning described in Code Section 414(p), which is any judgment, decree, or order (including approval of a property settlement agreement) which:

(a)	relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant,

(b)	is made pursuant to a State domestic relations law (including a community property law),

(c)	creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to the Participant,

(d)	clearly specifies the name and last known mailing address, if any, of the Participant and the name and mailing address of each Alternate Payee covered by the order, the amount and percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, the number of payments or period to which such order applies and each plan to which such order applies, and does not require the Plan to provide (i) any form or type of benefit, or any option, not otherwise provided under the Plan, (ii) increased benefits, or (iii) benefits to an Alternate Payee which are required to be paid to another payee under another order previously determined by the Committee to be a Qualified Domestic Relations Order.

2.44	QUALIFIED ELECTION PERIOD has the meaning described in Code Section 401(a)(28)(b)(iv), which is the six-Plan year period beginning with the later of (a) the first Plan Year in which the Employee first became a Qualified Participant, or (b) the first Plan Year beginning after December 31, 1986.

2.45	QUALIFIED NON-ELECTIVE CONTRIBUTION means an Employer Contribution which is neither a Matching Contribution nor an Elective Contribution, is one hundred percent (100%) vested and nonforfeitable when made, which a participant may not elect to have paid in cash instead of being contributed to the plan and which may not be distributed from the plan (except in the case of a hardship distribution) prior to the termination of employment or death of the participant, attainment of age 59 1⁄2 by the participant or termination of the plan without establishment of a successor plan.

2.46	QUALIFIED PARTICIPANT has the meaning described in Code Section 401(a)(28)(B)(iii), which is an Employee who has completed at least 10 years of participation and has attained age 55.

2.47	RELATED COMPANY means any corporation, trade or business during any period in which it is, along with the Company, a member of a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group, as described in Sections 414(b),(c), and (m), respectively, of the Code, and the regulations issued thereunder, and any other entity required to be aggregated with the Company pursuant to regulations issued under section 414(o) of the Code.

2.48	RELATED DEFINED CONTRIBUTION PLAN means any defined contribution plan (as defined in Code Section 414(i)) which is maintained by an Employer or a Related Company.

2.49	REQUIRED BEGINNING DATE has the meaning described in Code Section 401(a)(9), which is April 1 of the calendar year following the calendar year in which the Participant either attains age 70 1⁄2 or retires from the employment of the employer, whichever is later. In the case of an employee who is a 5-percent owner, (as defined in Code Section 416), the Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1⁄2, even if such 5-percent owner has not retired.

2.50	S CORPORATION means an Employer who, with the consent of its shareholders, properly made the election under Code Section 1361(a) to be treated as such for federal income tax purposes.

2.51	S CORPORATION DISQUALIFIED PERSON means any person if:

(a) the aggregate number of Deemed-Owned Shares of such person and the members of such person’s family is at least twenty percent (20%) of the number of Deemed-Owned Shares of stock in the S Corporation, or

(b) in the case of a person not described in (a) above, the number of Deemed-Owned Shares of such person is at least ten percent (10%) of the number of Deemed-Owned Shares of stock in the S Corporation.

In the case of an S Corporation Disqualified Person described in (a) above, any member of such person’s family with Deemed-Owned Shares shall be treated as an S Corporation Disqualified Person if not otherwise treated as an S Corporation Disqualified Person under (a) or (b) above.

For purposes of this Section 2.51, the term “member of the family” means, with respect to any individual:

(a) the spouse of the individual;

(b) an ancestor or lineal descendant of the individual or the individual’s spouse,

(c) a brother or sister of the individual or the individual’s spouse and any lineal descendant of the brother or sister; and

(d) the spouse of any individual described in (b) or (c) above.

For purposes of this Section 2.52, a spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance shall not be treated as such individual’s spouse for purposes of this paragraph.

2.52	SYNTHETIC EQUITY means any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S Corporation in the future. Except to the extent provided in regulations, Synthetic Equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value. In the case of a person who owns Synthetic Equity in the S Corporation, except to the extent provided in regulations, the shares of stock in the S Corporation on which the Synthetic Equity is based shall be treated as outstanding stock in such corporation and Deemed-Owned Shares of such person if such treatment of Synthetic Equity of one (1) or more persons results in:

(a) the treatment of any person as an S Corporation Disqualified Person, or

(b) the treatment of any Plan Year as a Nonallocation Year.

For purposes of this Section 2.52, Synthetic Equity shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of paragraphs (2) and (3) of Code Section 318(a). If, without regard to this paragraph, a person is treated as an S Corporation Disqualified Person or a Plan Year is treated as a Nonallocation Year, this paragraph shall not be construed to result in the person or year not being so treated.

Synthetic equity shall also include such other amounts as are required by regulations issued by the Department of the Treasury.

2.53	TERMINATION DATE means the date of a Participant’s separation from service of an Employer or Related Company.

2.54	TOTAL AND PERMANENT DISABILITY means termination of employment due to a physical or mental condition that results in a total and permanent disability that would entitle the Participant to receive social security disability benefits.

2.55	TRUST AGREEMENT means the written agreement between the Company and the Trustee, which agreement is a part of this Plan.

2.56	TRUSTEE means, collectively, the trustees of the trust established by the Trust Agreement attached hereto and forming a part hereof, or any successor thereto.

2.57	TRUST FUND means the aggregate of all properties held pursuant to the Trust Agreement.

2.58	YEAR OF SERVICE has the meaning described in Code Section 411(a)(5), which is, with respect to any employee or Participant, any calendar year during which he or she completes at least 1,000 Hours of Service for the Company, any Related Company, or a Predecessor Employer. For this purpose, a Predecessor Employer is any entity that is acquired by the Company through merger or consolidation.

SECTION 3 - PLAN PARTICIPATION

3.1	ELIGIBILITY FOR PARTICIPATION. Subject to the conditions and limitations of the Plan, each Employee of an Employer shall become a Participant in the Plan as of the first day of the month coincident with or next following the earlier of (i) the date he is hired in a position requiring the completion of 1,000 Hours of Service during an eligibility computation period, or (ii) completion of 1,000 Hours of Service during an eligibility computation period.

Each such employee shall become eligible to make Elective Contributions and receive allocations of Matching Contributions on the first day of the month coincident with or next following the employee’s date of hire.

A Leased Employee shall be considered eligible for participation upon satisfaction of these requirements, unless (i) such Leased Employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer’s nonhighly compensated work force.

3.2	PARTICIPATION AFTER REEMPLOYMENT.

(a)	General Rule. An employee who has met the eligibility requirements set forth in paragraph 3.1 shall not be required to again meet those requirements as a condition of eligibility following a termination of employment, and such an employee shall become a Participant in the Plan on the date of his or her reemployment.

(b)	Exception. Notwithstanding the foregoing, if an employee or Participant does not have a nonforfeitable right under the Plan to any portion of the aggregate balance of his or her KSOP Accounts and the number of his or her consecutive One Year Breaks in Service equals or exceeds five (5), then, his or her number of Years of Service, if any, completed prior to such a period of Breaks in Service shall be disregarded and he or she shall be considered as a new employee.

3.3	PARTICIPATION NOT GUARANTEE OF EMPLOYMENT. Participation in the Plan does not constitute a guarantee or contract of employment and will not give any employee the right to be retained in the employ of the Employers or Related Companies nor any right or claim to benefit under the terms of the Plan unless such right or claim has specifically accrued under the terms of the Plan.

3.4	RESTRICTED PARTICIPATION. Subject to the terms and conditions of the Plan, during the period between the Participant’s Termination Date and the distribution of his or her entire KSOP Account balances, the Participant or, in the event of the Participant’s death, the Beneficiary will be considered and treated as a Participant for all purposes of the Plan, except as follows:

(a)	the Participant will not share in Employer Contributions and Forfeitures; and

(b)	the Beneficiary of a deceased Participant cannot designate a Beneficiary under Section 10(c).

SECTION 4 - PLAN CONTRIBUTIONS

4.1	ANNUAL EMPLOYER NONELECTIVE CONTRIBUTIONS. For each Plan Year, each Employer shall make Nonelective Contributions in the form of cash or shares of Company Stock, or both, in such amounts as may be determined by the Board of Directors in its discretion with respect to that Employer, which amounts shall be delivered to the Trustee. Nonelective Contributions shall be paid in cash in such amounts and at such times as may be needed to provide the Trustee with cash sufficient to pay any currently maturing obligations under an Acquisition Loan. In no event will an Employer’s Contribution for any Plan Year exceed the lesser of :

(a)	the maximum amount deductible by that Employer as an expense for Federal income tax purposes; or

(b)	the maximum amount which, together with the amounts released from a Loan Suspense Account pursuant to Section 4.2 or a Suspense Account pursuant to Section 8.4 for that Plan Year, can be credited for that year in accordance with the contribution limitation provisions of Section 8.4.

An Employer’s Nonelective Contribution under this Section 4.1 for any Plan Year will be due on the last day of the Plan Year and, if not paid by the end of that year, shall be payable to the Trustee as soon thereafter as practicable, but not later than the time prescribed for filing the Employer’s Federal income tax return for that Plan Year, including any extensions of time, without interest.

4.2	ACQUISITION LOANS. The Trustee may incur Acquisition Loans from time to time to finance the acquisition of Company Stock for the Trust or to repay a prior Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets which are permissible security under the provisions of 26 CFR Section 54.4975-7(b). No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have any recourse against any other Trust assets.

The exempt loan must be primarily for the benefit of plan participants. The interest rate and price of the stock to be acquired with the loan proceeds should not be such that the plan assets may be drained off. The payments made with respect to an exempt loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years.

The Financed Shares shall initially be credited to a Loan Suspense Account and allocated to Participants’ KSOP Stock Accounts only as payments of principal and interest on the Acquisition Loan are made by the Trustees. Payments of principal and interest on any Acquisition Loan shall be made by the Trustee only from Employer Nonelective and Matching Contributions paid in cash to enable the Trustee to repay such loan, from Elective Contributions of Participants who so direct, from earnings attributable to such contributions, and any cash dividends received by the Trustee on Financed Shares acquired with the proceeds of the Acquisition Loan (including such contributions, earnings and dividends received during or prior to the year of repayment less such payments in prior years), whether or not allocated. The number of Financed Shares to be released from the Loan Suspense Account shall be determined in the following manner:

(a)	Priority Allocation. First, there shall be released a number of shares with an aggregate cost basis equal to the Elective Contributions, if any, of Participants who have so directed the application of such contributions to payments of principal on the Acquisition Loan.

(b)	Principal and Interest Method. Next, there shall be released a number of shares based upon the ratio that the payments of principal and interest on the Acquisition Loan for that Plan Year bears to the total remaining payments of principal and interest projected on the Acquisition Loan over the duration of the Acquisition Loan repayment period, subject to the provisions of Section 8.4. The number of future payments under the Acquisition Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Acquisition Loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year.

(c)	Principal Only Method. Alternatively, in the same manner as described in (b) above, except that such number shall be based solely on the amount of principal paid for the Plan Year in relation to the sum of such amount plus the principal to be paid for all future years; and provided that:

(1)	the Acquisition Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years;

(2)	interest in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and

(3)	the alternative described in this subsection (b) is not applicable from the time that, by reason of a renewal, extension or financing, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period, and the duration of a new Acquisition Loan exceeds 10 years.

SECTION 5 - ELECTIVE CONTRIBUTIONS

(a)	In General. A Participant may authorize his or her Employer to contribute to the Trust on his or her behalf Elective Contributions. Such Elective Contributions shall be stated as either a dollar amount or a whole percentage, and shall not be more than 75%, of the Participant’s Adjusted Compensation.

The total amount of Elective Contributions for any Plan Year shall not exceed 18,000, multiplied by any cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code.

Any Elective Contribution in excess of the aforementioned limitation, plus any income allocable thereto, shall be returned to the Participant no later than the first April 15th following the close of the tax year in which such contributions were made. The Elective Contribution shall be paid by the Employer to the Trustee no later than the 15th business day of the month following the month in which the Contributions are received by the Employer.

Each Participant electing to have his or her Employer contribute Elective Contributions on his or her behalf during the plan year shall file a written notice with the Administrative Committee at least thirty (30) days prior to the date that he or she intends such election to take effect. This requirement shall be waived on adoption of the plan and each Participant shall be given a reasonable time to elect Elective Contributions. Such written notice shall contain an election of the percentage of his or her Adjusted Compensation to be contributed and authorization for his or her Employer to reduce his or her compensation by such amount. Elective Contributions may be suspended at any time by giving prior written notice. After suspension, the Participant shall not be eligible for further Elective Contributions until the beginning of the next Plan Year. A Participant may change the percentage of his or her Elective Contributions upon not less than thirty (30) days prior written notice. A Participant shall be fully vested at all times in the portion of his or her Account from Elective Contributions.

(b) Special Rule for New Employees. (1)Automatic Enrollment for New Employees. Any new Employee is deemed to have elected to become a Participant and to have his or her or her Compensation reduced by 5% (and have that amount contributed as an Elective Deferral on his or her or her behalf), effective 30 days from the time the Employee is hired, and to have agreed to be bound by all the terms and conditions of the Plan.

(2) Right to File a Different Election; Notice to Employee. This Section 5.1(b) shall not apply to the extent an Employee files an election for a different percentage reduction or elects to have no Compensation reduction. Any new Employee shall receive a statement at the time he or she is hired that describes the Employee’s rights and obligations under this Section 5.1(b) (including the information in this Section 5.1(b) and identification of how the Employee can file an election or make a designation as described in the preceding sentence, and the refund right under Section 5.1(b)(3), including the specific name and location of the person to whom any such election or designation may be filed), and how the contributions under this Section 5.1(b) will be invested.

(3) Refund of Contributions. An Employee for whom contributions have been automatically made under Section 5.1(b)(1) may elect to withdraw all of the contributions made on his or her behalf under Section 5.1(b)(1), including earnings thereon to the date of the withdrawal. This withdrawal right is available only if the withdrawal election is made within 90 days after the date of the first contribution made under Section 5.1(b)(1).

5.2	ADP LIMIT. For any Plan Year, the Committee shall have the right to limit or reduce the Elective Contributions of Participants who are Highly Compensated Employees in order to insure that the actual deferral percentage limitation under Code Section 401(k)(3) (hereinafter “ADP Limit”) is not exceeded. Furthermore, in accordance with 26 CFR Section 1.401(k)-1(f), the Employer may make additional Qualified Nonelective Contributions and/or Matching Contributions or may distribute or recharacterize such contributions made during the Plan year in order to provide that the ADP Limit is not exceeded. The ADP Limit is equal to the greater of Limit 1 or Limit 2:

Limit 1:	The average Actual Deferral Percentage for the Plan Year of Participants who are Highly Compensated Employees may not exceed one hundred twenty-five percent (125%) of the Actual Deferral Percentage for the previous Plan Year of all other Participants; or

Limit 2:	The Actual Deferral Percentage for the Plan Year of Participants who are Highly Compensated Employees may not exceed the lesser of:

	(a)	The Actual Deferral Percentage for the previous Plan Year of all other Participants, plus two percent (2%), or

	(b)	The Actual Deferral Percentage for the previous Plan Year of all other Participants, multiplied by two hundred percent (200%).

The Actual Deferral Percentage (“ADP”) with respect to any specific group of Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in such group) of (A) the amount of Elective Contributions paid into the Trust Fund on behalf of each Participant for such Plan Year to (B) the Participant’s Adjusted Compensation for such Plan Year(such ratio hereinafter referred to as “ADR”). In the case of a Participant who is a Highly

Compensated Employee who is eligible to have Elective Contributions paid in to a Trust Fund to his or her account under two or more plans maintained by the Employer, the ADP shall be determined as if all such Elective Contributions were made under a single arrangement.

For purposes of determining the ADP, the Plan will take into account the ADR of all eligible employees. An eligible employee is any employee who is directly eligible to make a cash or deferred election under the plan for all or a portion of a Plan Year, and includes: (i) an employee who would be a Plan participant but for the failure to make required contributions; (ii) an employee whose eligibility to make Elective Contributions has been suspended because of an election (other than certain one-time elections) not to participate, taking a hardship distribution, or to obtain a participant loan; and (iii) an employee who cannot defer because of the Section 415 limits on Annual Additions. In the case of an eligible employee who makes no Elective Contributions, the ADR that is to be included in determining the ADP is zero.

For purposes of determining whether a plan satisfies the ADP Limit, all Elective Contributions that are made under two or more plans that are aggregated for purposes of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Section 401(k), the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) as though they were a single plan. Plans will be aggregated only if they have the same plan year and use the same testing method.

Qualified Nonelective Contributions and Matching Contributions may be treated as Elective Contributions for purposes of the ADP Limit only if such contributions are nonforfeitable when made and subject to the same distribution restrictions that apply to Elective Contributions. Qualified Nonelective Contributions which may be treated as Elective Contributions must satisfy these requirements without regard to whether they are actually taken into account as Elective Contributions.

Qualified Nonelective Contributions may be treated as Elective Contributions only if the conditions described in Proposed Treasury Regulation Section 1.401(k)-2(a)(6) are satisfied, including, without limitation, that they (i) be contributed by the end of the year following the applicable year, and (ii) not exceed the product of a Non-Highly Compensated Employee’s Adjusted Compensation and the greater of 5% or two times the Plan’s Representative Contribution Rate. For this purpose, the term “Representative Contribution Rate” is the lowest applicable contribution rate of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Non-Highly Compensated Employee in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year).

5.3

REMEDIES FOR CONTRIBUTIONS IN EXCESS OF ADP LIMIT. In the event the ADP Limit is exceeded, the amount of excess contributions for a Highly Compensated Participant shall be distributed pursuant to 26 CFR Section 1.401(k)-

1(f)(4), and will be determined in the following manner. First, the ADR of the Highly Compensated Employee with the highest ADR will be reduced to the extent necessary to satisfy the ADP Limit or to cause such Participant’s ADR to equal the ADR of the Highly Compensated Employee with the next highest ADR. Second, this process is repeated until the ADP Limit is satisfied. For each such Highly Compensated Employee whose ADR is reduced, the amount of such Participant’s excess contributions is equal to the Participant’s total Qualified Nonelective and Elective Contributions (determined prior to the application of this paragraph) minus the amount determined by multiplying the Participant’s ADR (determined after application of this paragraph) by such Participant’s Compensation.

The amount of a Participant’s excess contributions that is actually distributed must be determined on the basis of the leveling method required by Code Section 401(k)(8)(C), as amended by the Small Business Job Protection Act of 1996. This leveling method requires that the distribution of excess contributions must be made on the basis of the dollar amount of the contribution made by each Highly Compensated Employee, rather than such Participant’s ADR.

The amount of a Participant’s excess contributions distributed pursuant to 26 CFR Section 1.401(k)-1(f) shall be reduced by any excess deferrals previously distributed during such Plan Year. The distribution of any excess contribution is to be made prior to the two and one-half month period following the end of the Plan Year in which such excess contributions were made. The income for the “gap period” will be determined by using the Safe Harbor contained in Proposed Treas. Reg. Section 1.401(k)-2(b)(2)(iv)(D), which provides generally for a calculation equal to 10% of the income allocable to the Plan Year, multiplied by the number of months that have elapsed since the end of the Plan Year.

The distribution of excess contributions will include the income allocable thereto from the date such excess contributions were made until the date of the distribution. The income for the Plan Year allocable to Elective contributions will be multiplied by a fraction. The numerator of the fraction is the excess contributions for the Participant for the Plan Year. The denominator is the sum of (1) the total account balance of the Participant attributable to Elective contributions and amounts treated as Elective contributions as of the beginning of the Plan Year, plus (2) the Participant’s Elective contributions and amounts treated as Elective contributions for the Plan Year.

5.4	SAFE HARBOR NONDISCRIMINATION RULES. Notwithstanding the terms of Section 5.2, the test provided in Code Section 401(k)(3) hereof shall be met if the Plan meets both the Notice Requirement and the Contribution Requirements.

The Notice Requirement is met if each Employee eligible to participate in the Plan is, within a reasonable period before any Plan Year, given written notice of the Employee’s rights and obligations under the Plan. The notice must be sufficiently accurate and comprehensive to apprise the Employee of such rights and obligations, and be written in a manner calculated to be understood by the average Employee eligible to participate.

The Contribution Requirements are met if (i) the Company is required to make a matching contribution of at least 100% of Elective Contributions up to three percent (3%) of an Employee’s Compensation and 50% of Elective Contributions in excess of three percent (3%) but not in excess of five percent (5%) of an Employee’s Compensation, and (ii) such matching contribution is fully vested and nonforfeitable at all times.

5.5	CATCH-UP CONTRIBUTIONS. All employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

5.6	ROTH ELECTIVE DEFERRALS. Roth Elective Deferrals shall be treated in the same manner for all Plan purposes. The Employer may, in operation, implement deferral election procedures provided such procedures are communicated to Participants and permit Participants to modify their elections at least once each Plan Year.

Elective Deferrals. The term “Elective Deferrals” includes Pre-Tax Elective Deferrals and Roth Elective Deferrals.

Pre-Tax Elective Deferrals. “Pre-Tax Elective Deferrals” means a Participant’s Elective Deferrals which are not includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Pre-Tax Elective Deferrals by the Participant in his or her deferral election. A Participant’s Pre-Tax Elective Deferrals will be separately accounted for, as will gains and losses attributable to those Pre-Tax Elective Deferrals.

Roth Elective Deferrals “Roth Elective Deferrals” means a Participant’s Elective Deferrals that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election. A Participant’s Roth Elective Deferrals will be separately accounted for, as will gains and losses attributable to those Roth Elective Deferrals. However, forfeitures may not be allocated to such account. The Plan must also maintain a record of a Participant’s investment in the contract (i.e., designated Roth contributions that have not been distributed).

Ordering Rules for Distributions The Committee operationally may implement an ordering rule procedure for withdrawals (including, but not limited to, hardship or other in-service withdrawals) from a Participant’s accounts attributable to Pre-Tax Elective Deferrals and Roth Elective Deferrals. Such ordering rules may specify whether the Pre-Tax Elective Deferrals and Roth Elective Deferrals are distributed first. Furthermore, such procedure may permit the Participant to elect which type of Elective Deferrals shall be distributed first.

Corrective distributions attributable to Roth Elective Deferrals. For any plan Year in which a Participant may elect both Pre-Tax Elective Deferrals and Roth Elective Deferrals, the Committee operationally may implement an ordering rule procedure for the distribution of Excess Deferrals (Code Section 402(g)), Excess Contributions (Code Section 401(k)), Excess Aggregate Contributions (Code Section 401(m)), and Excess Annual Additions (Code Section 415). Such ordering rules may specify whether the Pre-Tax Elective Deferrals or Roth Elective Deferrals are distributed first, to the extent such type of Elective Deferrals was made for the year. Furthermore, such procedure may permit the Participant to elect which type of Elective Deferrals shall be distributed first.

5.7	INVESTMENT DIRECTION OF ELECTIVE CONTRIBUTIONS. The Company may permit the Trustee to elect to delegate its power of directing the investment of Elective Contributions to the Participants, subject to the following conditions:

(a) All Participants are offered the right to exercise independent control over the assets in their Elective Contribution Accounts; and

(b) Each Participant informs the Trustee in writing that the individual does or does not desire to exercise independent control over the assets in his or her Elective Contribution Account; and

(c) A broad range of investments are offered to the Participants from which they can select and direct the Trustee to invest in for their Elective Contribution Accounts, including Company Stock; and

(d) With respect to any Elective Contributions directed to the payment of principal on an Acquisition Loan, the Participant specifically acknowledges in his or her written investment direction election the priority allocation provided in Section 4.2(a).

Any Participant who has elected not to direct the investment of his or her Elective Contribution Account shall not again be offered the opportunity unless and until the Trustee deems it prudent to do so. Each new Participant shall be offered the right to direct the investment of his or her Elective Contribution account upon becoming a Participant, provided the Trustee has offered and delegated this power to any other Participant in accordance with this Section 5.7.

The Administrative Committee shall adopt such rules and procedures as it deems advisable with respect to all matters relating to the selection and use of the investments, provided that all Participants are treated uniformly. Specifically, and not in limitation thereof, the Committee may adopt limitations upon investment direction into Company Stock and the composition of the Plan’s portfolio that are appropriate based on all of the relevant facts and circumstances, including the percentage of Plan assets to be invested in Company Stock.

SECTION 6 - MATCHING CONTRIBUTIONS

6.1	IN GENERAL. For each Plan Year, the Employer shall contribute to the Trust Matching Contributions in such amount as may be determined in the discretion of the Board of Directors.

6.2	ACP LIMIT. For any Plan Year, the Committee shall have the right to limit or reduce the Matching Contributions allocable to the Participants who are Highly Compensated Employees in order to insure that the Actual Contribution Percentage Limit under Code Section 401(m) (hereinafter “ACP Limit”) is not exceeded. The ACP Limit is equal to the greater of the Limit 1 or Limit 2:

Limit 1:	The Actual Contribution Percentage for the Plan Year of the Highly Compensated Employees may not exceed one hundred twenty-five percent (125%) of the Actual Contribution Percentage for the previous Plan Year of all other Participants; or

Limit 2:	The Actual Contribution Percentage for the Plan Year of the Highly Compensated Participants may not exceed the lesser of:

	(a)	The Actual Contribution Percentage for the previous Plan Year of all other Participants, plus two percent (2%), or

	(b)	The Actual Contribution Percentage for the previous Plan Year of all other Participants, multiplied by two hundred percent (200%).

Actual Contribution Percentage (“ACP”) with respect to any specific group of Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in such group) of (A) the amount of Matching Contributions paid into the Trust Fund on behalf of each Participant for such Plan Year to (B) the Participant’s Adjusted Compensation for such Plan Year (such ratio hereinafter referred to as “ACR”). A Participant’s Matching Contributions are to be taken into account if they are paid to the Trust during the Plan Year or are paid to an agent of the Plan and are transmitted to the Trust within a reasonable period after the end of the Plan Year. In the case of a Participant who has no Matching Contributions, the ACP is considered to be zero. In the case of a Highly Compensated Employee who is eligible to have Matching Contributions paid in to a trust fund to his or her account under two or more plans maintained by the Employer, the ACP shall be determined as if all such Matching Contributions were made under a single arrangement.

For purposes of determining whether a plan satisfies the ACP Limit, all Matching Contributions that are made under two or more plans that are aggregated for purposes of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Section 401(k), the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) as though they were a single plan. Plans will be aggregated only if they have the same plan year and use the same testing method.

Qualified Nonelective Contributions may be considered in calculating a Participant’s ACR only if the conditions described in Proposed Treasury Regulation Section 1.401(m)-2(a)(6) are satisfied, including, without limitation, that they (i) be contributed by the end of the year following the applicable year, and (ii) not exceed the product of a Non-Highly Compensated Employee’s Adjusted Compensation and the greater of 5% or two times the Plan’s Representative Contribution Rate. For this purpose, the term “Representative Contribution Rate” is the lowest applicable contribution rate of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Non-Highly Compensated Employee in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year).

6.3	REMEDIES FOR CONTRIBUTIONS IN EXCESS OF ACP LIMIT. In the event the ACP Limit is exceeded, the amount of excess aggregate contributions for a Highly Compensated Employee shall be distributed pursuant to 26 CFR Section 1.401(m)-1(e) and will be determined in the following manner. First, the ACR of the Highly Compensated Employee with the highest ACR will be reduced to the extent necessary to satisfy the ACP Limit or to cause such Participant’s ACR to equal the ACR of the Highly Compensated Participant with the next highest ACR. Second, this process is repeated until the ACP Limit is satisfied. For each such Highly Compensated Employee whose ACR is reduced, the amount of such Participant’s excess aggregate contributions is equal to the Participant’s total Matching Contributions (determined prior to the application of this paragraph) minus the amount determined by multiplying the Participant’s ACR (determined after application of this paragraph) by such Participant’s Adjusted Compensation.

The amount of a Participant’s excess aggregate contributions that is actually distributed must be determined on the basis of the leveling method required by Code Section 401(m)(6)(C), as amended by the Small Business Job Protection Act of 1996. This leveling method requires that the distribution of excess aggregate contributions must be made on the basis of the dollar amount of the contribution allocable to each Highly Compensated Employee, rather than such Participant’s ACR.

The distribution of excess aggregate contributions will include the income allocable thereto for the Plan Year from the date excess contributions were made until the date of the distribution. The income for the Plan Year allocable to Matching Contributions will be multiplied by a fraction. The numerator of the fraction is the excess aggregate contributions for the employee for the Plan Year. The denominator is the sum of (1) the total account balance of the employee attributable to Matching Contributions and amounts treated as Matching Contributions as of the beginning of the Plan Year, plus (2) the employee’s Matching Contributions and amounts treated as Matching Contributions for the Plan Year.

The amount of a Participant’s excess aggregate contributions distributed shall be reduced by any excess aggregate contributions previously distributed during such Plan Year. The distribution of any excess aggregate contribution is to be made prior to the two and one-half month period following the end of the plan Year in which such excess aggregate contributions were made.

To the extent Matching Contributions are used, pursuant to Section 5.2, to compute the ADP Limit, they will not be used to compute the ACP Limit. At the election of the Employer, Employer contributions (to the extent not utilized to compute the ADP Limit) may be used in the computation of the ACP Limit.

SECTION 7 - ROLLOVER CONTRIBUTIONS

7.1.	GENERAL RULES.

(a)	With the Employer’s consent, a Rollover Contribution may be made by or for an Employee if any of the following conditions are met:

(1)	The Contribution is a rollover contribution which the Code permits to be transferred to a plan that meets the requirements of Section 401(a) of the Code; and

(2)	The Contribution is made within 60 days after the Employee receives or would be entitled to receive the distribution; and

(3)	The employee furnishes evidence satisfactory to the Committee that the proposed transfer is in fact a rollover contribution which meets conditions (1) and (2) above.

OR

(4)	The contribution is made pursuant to Plan Section 11.10 diversification requirements.

The Rollover Contribution may be made by the Employee or may be made with his or her consent by the named fiduciary of another plan. The Contribution will be made according to procedures set up by the Committee. When accepting an amount from an employee as a rollover contribution, the plan administrator may reasonably conclude that the contribution is a valid rollover contribution if the transferor plan has properly and timely filed a current Annual Report on Form 5500 which otherwise represents that it is a tax-qualified plan.

(b)	If the Employee is not a Participant at the time the Rollover Contribution is made, he or she will be deemed to be a Participant only for the purposes of investment and distribution of the Rollover Contribution. No Employer Contribution will be made for him or her and he or she may not make Participant Contributions, until the time he or she meets all of the requirements to become a Participant.

(c)	Any Rollover contribution made by or for an Employee is credited to his or her Account when made and is at all times fully vested and nonforfeitable.

(d)	Notwithstanding the foregoing, any Rollover Contribution which would not otherwise be included in gross income shall be accepted only if it is accounted for separately.

(e)	Notwithstanding any provision of the Plan to the contrary that would otherwise prohibit distribution of a Participant’s Rollover Contributions, a Participant may direct, at the time and in the manner prescribed by the Committee, to have any portion of his or her Rollover Contributions paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, or directly to the Participant in a taxable distribution. Such direction may be made only once during any twelve month period.

(f)	A non-spouse beneficiary who is a “designated beneficiary” under Code §401(a)(9)(E) and the regulations thereunder, by a Direct Rollover, may roll over all or any portion of his or her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.

7.2	IN-PLAN ROTH TRANSFERS

EFFECTIVE DATE

Effective for distributions made after January 1, 2016, a Participant may elect to roll over a distribution to an In-Plan Roth Transfer Account in accordance with the provisions of this Section 7.2. A participant may elect to rollover any Pre-Tax Sourced Contribution in the KSOP Cash Account (and earnings thereon) to an In-Plan Roth Transfer Account without regard to whether the participant satisfies the requirements for a distribution under the terms of the Plan.

In-Plan Roth Transfers shall be subject to the same Plan rules as Roth Elective Deferrals. The Plan Administrator will maintain such records as are necessary for the proper reporting of In-Plan Roth Transfers and will administer the In-Plan Roth Transfer Account in accordance with the Code, IRS guidance and the Plan provisions.

ELIGIBILITY TO MAKE ROLLOVER ELECTION

Solely for purposes of determining eligibility for an In-Plan Roth Transfer, the Plan will treat a Participant’s spouse or alternate payee spouse or former spouse as a Participant. A non-spouse Beneficiary may not make an In-Plan Roth Transfer to the Plan.

FORM

An In-Plan Roth Transfer must be made by the Participant in the form of a direct rollover as defined in Section 7.1(e).

TREATMENT OF IN-PLAN ROTH TRANSFERS

Notwithstanding anything in the Plan to the contrary, an In-Plan Roth Transfer is not a rollover contribution for purposes of the Plan. The Plan will take into account the amounts attributable to an In-Plan Roth Transfer for purposes of determining whether a Participant’s vested account balance exceeds $5,000 for purposes of Section 11.1(b) & (c). An In-Plan Roth Transfer shall not be treated as a distribution for purposes of Sections 401(a)(11) and 411(d)(6)(B)(ii) of the Code.

Amounts in the Participant’s In-Plan Roth Transfer Account may only be withdrawn by a participant when the participant is eligible for a distribution from the Plan account according to Section 5.6.

DEFINITIONS

“In-Plan Roth Transfer” means a contribution made to the Plan made in accordance with Section 402A(c)(4)(E) of the Internal Revenue Code by the Participant to the Participant’s In-Plan Roth Rollover Transfer Account consisting of a distribution from a Participant’s KSOP Cash Account, other than a Participant’s Roth Elective Deferrals.

“In-Plan Roth Transfer Account” means the sub-account established under the Plan to account for a Participant’s In-Plan Roth Transfers.

“Pre-Tax Sourced Contribution” means the sub-account or sub-account of the Participant’s KSOP Cash Account other than Roth Elective Deferrals.

SECTION 8 - PLAN ACCOUNTING

8.1	ALLOCATION AND CREDITING OF NONELECTIVE CONTRIBUTIONS AND FORFEITURES.

(a)	In General. As of the Accounting Date, the following amounts shall be allocated to the accounts of Participants described in Section 8.1(b), in the manner described in Section 8.1(c):

(1)	Nonelective Contributions for the Plan Year, less the portion thereof used to pay principal and interest on an Acquisition Loan;

(2)	Forfeitures in the KSOP Stock Account arising pursuant to Section 11.1(d) during the Plan Year; and

(3)	Shares of Company Stock released from a Loan Suspense Account for the Plan Year.

(b)	Conditions on Allocation. The amounts described in Section 8.1(a) shall be allocated to the accounts of the following Participants:

(1)	Participants who complete 1000 Hours of Service during the Plan Year and who are employed by the Employer on the Accounting Date, and

(2)	Participants who attain Normal Retirement Age, suffer a Total and Permanent Disability or die while in the employ of the Employer during the Plan Year.

(c)	Allocation formula. The amounts described in Section 8.1(a) shall be allocated to the Accounts of Participants described in Section 8.1(b) in the ratio that each such Participant’s Adjusted Compensation for the Plan Year bears to the total of all such Participants’ Adjusted Compensation for the Plan Year.

8.2	ALLOCATION OF ELECTIVE AND MATCHING CONTRIBUTIONS

(a)	Elective Contributions. The Elective Contributions by the Employer on behalf of an electing Participant shall be allocated to the Elective Contribution Account of such electing Participant as of each Accounting Date of the Plan Year for which the Elective Contribution pertains.

(b)	Matching Contributions. The Matching Contributions by the Employer on behalf of a Participant making Elective Contributions shall be allocated to the Matching Contribution Accounts of Participants described in Section 8.1(b) in an amount equal to that contributed for each such Participant under Section 6.

(c)	Conditions on Allocation of Matching Contribution. The amounts described in Section 8.2(b) shall be allocated to the accounts of the following Participants:

(1)	Participants who are credited with at least 1,000 Hours of Service during the Plan Year and who are employed by the Employer on the Accounting Date, and

(2)	Participants who attain Normal Retirement Age, suffer a Total and Permanent Disability or die while in the employ of the Employer during the Plan Year.

8.3	KSOP STOCK ACCOUNTS, KSOP CASH ACCOUNTS, AND RESTRICTIONS ON ALLOCATIONS.

(a)

KSOP Stock Accounts and KSOP Cash Accounts. Employer Contributions made in the form of shares of Company Stock, the number of shares of Company stock purchased with cash Employer Contributions, Forfeitures from other Participants’ KSOP Stock Accounts, and shares of

Company Stock released from a Loan Suspense Account shall be allocated to Participants’ KSOP Stock Accounts. All other Employer contributions shall be allocated to Participants’ KSOP Cash Accounts.

(b)	Restrictions on allocation. Notwithstanding any provision in this Plan to the contrary, if shares of Company Stock are sold to the Plan by a shareholder in a transaction for which special tax treatment is elected by such shareholder (or his or her representative) pursuant to section 1042 of the Code, no assets attributable to such Company Stock may be allocated to the KSOP Accounts of:

(1)	any person who owns (after application of section 318(a) of the Code) more than 25 percent in value of the outstanding securities of the Employers; and

(2)	the shareholder, and any person who is related to such shareholder (within the meaning of section 267(b) of the Code, but excluding lineal descendants of such shareholder as long as no more than 5% of the aggregate amount of all Company Stock sold by such shareholder in a transaction to which section 1042 of the Code applies is allocated to lineal descendants of such shareholder) during the Nonallocation Period (as defined below).

Further, no allocation of Employer Contributions may be made to the Accounts of such persons unless additional allocations are made to other Participants, in accordance with the provisions of sections 401(a) and 410(b) of the Code. The phrase “Nonallocation Period” means the period beginning on the date of sale and ending on the later of ten years after the date of sale or the date of the allocation attributable to the final payment on the Acquisition Loan incurred with respect to the sale.

(c)	Subchapter S restrictions on allocation. Notwithstanding any provision of this Plan to the contrary, during any Plan Year in which the Company is an S Corporation and Company Stock held under this Plan consists of stock in an S Corporation, no Impermissible Accrual or Impermissible Allocation, either attributable to or allocable in lieu of such Company Stock shall, during a Nonallocation Year, accrue or be allocated (either directly or indirectly) under this Plan or any plan qualified under Code section 401(a) that is maintained by the Employer for the benefit of an S Corporation Disqualified Person. To the extent that there are an Impermissible Accrual or Impermissible Allocation, such shares shall be allocated as prescribed in this Plan to the accounts of the other Participants as if the S Corporation Disqualified Person were ineligible for such allocation.

8.4	LIMITATION ON ALLOCATIONS TO PARTICIPANTS.

(a)	In General. Notwithstanding any other provision of the Plan, the Annual Additions credited to a Participant’s Accounts under this Plan and any Related Defined Contribution Plan for any Plan Year shall not exceed an amount equal to the lesser of:

(1)	$40,000, multiplied by any cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, or

(2)	100 percent of the 415 Compensation paid to the Participant in that Plan Year.

In the event a Participant herein is also a Participant at any time in a Related Defined Contribution Plan, the sum of Annual Additions under all such plans credited to a Participant’s accounts in any Plan Year shall not exceed the limitations described in (1) or (2), above, but such limitations shall first be applied to reduce the Annual Additions under the Related Defined Contribution Plan before being applied to reduce the Annual Additions under this Plan. If, during any Plan Year, no more than one-third of the Employer Contributions which are deductible under section 404(a)(9) of the Code are allocated to the Accounts of Highly Compensated Employees during the Plan Year, then any Employer Contributions which are applied by the Trustee to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures shall not be included in computing Annual Additions.

(b)	Return of Elective Contributions. The Committee may distribute to affected Participants their Elective Contributions and the gains attributable thereto, to the extent necessary to reduce the excess Annual Additions to a level that complies with the limitation described in Section 8.4(a).

8.5	ADJUSTMENT OF KSOP STOCK ACCOUNTS. As of each Accounting Date, the Trustee shall:

(a)	First, debit the the KSOP Stock Account of each Participant all distributions and payments made to him or her, or on his or her account, since the last preceding Accounting Date that have not been charged previously;

(b)	Next, debit the KSOP Stock Account of each Participant who has left employment since the second to last preceding Accounting Date with the shares of Company Stock allocated as of such Accounting Date;

(c)	Next, credit to each Participant’s KSOP Stock Account the shares of Company Stock, if any, that have been purchased with amounts from his or her KSOP Cash Account since the last preceding Accounting Date,

(d)	Next, debit each Participant’s KSOP Stock Account with the shares of Company Stock, if any, that have been sold since the last preceding Accounting Date;

(e)	Next, allocate and credit to each Participant’s KSOP Stock Account the shares of Company Stock (representing Employer Contributions made in Company Stock) and Company Stock Forfeitures that are to be allocated and credited as of that date in accordance with the provisions of Section 8.1(d).

(f)	Next, credit or debit , as the case may be, the appreciation or depreciation in the Fair Market Value of Company Stock allocated to the Participant’s KSOP Stock Account.

8.6	ADJUSTMENT OF KSOP CASH ACCOUNTS. As of each Accounting Date, the Trustee shall:

(a)	First, debit each Participant’s KSOP Cash Account with all distributions or payments made to him or her, or on his or her account, since the last preceding Accounting Date that have not been charged previously;

(b)	Next, credit the KSOP Cash Account of each Participant who has left employment since the second to last preceding Accounting Date with cash equivalent to the Fair Market Value of the shares of Company Stock debited to the KSOP Stock Account pursuant to Section 8.5(b);

(c)	Next, debit each Participant’s KSOP Cash Account with any amounts applied to purchase Company Stock;

(d)	Next, credit each Participant’s KSOP Cash Account with any cash, if any, received from the sale of Company Stock from the Participant’s KSOP Stock Account since the last preceding Accounting Date;

(e)	Next, allocate and credit to each Participant’s KSOP Cash Account the Employer Contributions made in cash that are allocated and credited as of that date in accordance with Section 8.1(c).

(f)	Next, allocate to each Participant’s KSOP Cash Account the Net Income (or Loss) of such Participant’s KSOP Cash Account, determined upon a daily valuation basis.

8.7	DIVIDENDS. Any stock dividends received on Company Stock shall be credited to the Account to which such Company stock was allocated. Cash dividends paid on shares of Company Stock held by the Trustee shall be disposed of as follows:

(a)	Dividends paid on shares which have not been released from a Loan Suspense Account shall be used to make payment on Acquisition Loans the proceeds of which were used to acquire the shares with respect to which the dividends are paid. Any such dividends which are not so used shall be separately allocated to the KSOP Cash Accounts of all Participants and Beneficiaries as Net Income in accordance with Section 8.6(e). In the discretion of the Committee, such dividends may be distributed in cash to Participants and Beneficiaries within 90 days after the close of the Plan Year in which paid to the extent of their respective nonforfeitable percentages determined as of the close of the Plan Year.

(b)	Dividends paid on shares allocated to Participants’ Company Stock Accounts shall be allocated thereto. In the discretion of the Committee, such dividends may be distributed in cash to Participants and Beneficiaries within 90 days after the close of the Plan Year in which paid to the extent of their respective nonforfeitable percentages determined as of the close of the Plan Year.

8.8	STATEMENT OF PLAN INTEREST. During each Plan Year the Committee shall provide each Participant with a statement of the Participant’s interest under the Plan as of the close of the immediately preceding Plan Year.

SECTION 9 - RETIREMENT BENEFITS

Upon attainment of Normal Retirement Age, a Participant shall have a fully vested and nonforfeitable right to his or her Account. The Participant shall be entitled to the commencement of the payment of his or her benefits as soon as practicable following the close of the plan Year in which he or she separates from service due to attaining Normal Retirement Age. However, at such Participant’s request, the payment of benefits may commence as soon as practicable following the close of any subsequent Plan Year.

SECTION 10 - DEATH BENEFITS

(a)	In General. If a Participant dies prior to receiving the entire nonforfeitable amount credited to his or her Accounts, all such undistributed amounts shall be paid to the Participant’s Beneficiary as soon as practicable following the close of the Plan Year in which the participant died. However, at such Beneficiary’s request, the payment of benefits may commence as soon as practicable following the close of any subsequent Plan Year. If there are two or more Beneficiaries, the Participants’ Accounts shall be split into sub-accounts to reflect different methods of distribution elected by the Beneficiaries.

(b)	Married Participants. A Participant’s sole Beneficiary shall be his or her surviving spouse, unless there is no surviving spouse or the surviving spouse had consented in writing to the Participant’s designation of another Beneficiary. Such written consent shall be signed by the surviving spouse and witnessed by a member of the Committee or a notary public. Written consent need not be obtained if the Participant established to the satisfaction of the Committee that there is no spouse or the spouse cannot be located. Any consent by a spouse (or establishment that consent cannot be obtained) shall be limited to the specific Beneficiary designated by the Participant, and shall be effective only with respect to such spouse.

For purposes of this Section 10(b), the term “spouse,” includes an individual married to a person of the same sex if the individuals are lawfully married under state law, and the term “marriage” includes such a marriage between individuals of the same sex and the Service adopts a general rule recognizing a marriage of same-sex individuals that was validly entered into in a state whose laws authorize the marriage of two individuals of the same sex even if the married couple is domiciled in a state that does not recognize the validity of same-sex marriages

(c)	Beneficiary Designation. Each Participant may file with the Committee a designation of Beneficiary to receive amounts payable under this Plan upon his or her death. The designation may be changed from time to time by the Participant, except that a married Participant may name a Beneficiary other than his or her spouse only in accordance with Section 10(b), above. If no designation has been filed, or all designated Beneficiaries have predeceased the Participant, then the Participant shall be deemed to have designated the following as his or her Beneficiaries and contingent Beneficiaries with priority in the following order:

(1)	Surviving Spouse; then

(2)	Surviving children equally; then

(3)	Estate.

(d)	Identification of Beneficiary. If at, after or during the time when a benefit is payable to any Beneficiary, the Committee, upon request of the Trustee or at its own instance, mails by registered or certified mail to the Beneficiary at the Beneficiary’s last known address a written demand for his or her then address, or for satisfactory evidence of his or her continued life, or both, and, if the Beneficiary shall fail to furnish the information to the Committee within three years from the mailing of the demand, then the Committee shall distribute to the party next entitled thereto under Section 10(c), above, as if the Beneficiary were then deceased.

SECTION 11 - PAYMENT OF ACCOUNT BALANCES ON ACCOUNT OF TERMINATION

11.1	DETERMINATION OF DISTRIBUTABLE ACCOUNT BALANCE.

(a)	In General. If a Participant separates from service prior to Normal Retirement Age for reasons other than Total and Permanent Disability or death, he or she shall be entitled to the portion of his or her Accounts which is nonforfeitable. The Committee shall distribute the entire nonforfeitable portion of the Participant’s Accounts to such Participant in a lump sum as soon as practicable following the close of the Plan Year in which he or she separates from service.

(b)

Consent to distribution. If the nonforfeitable portion of a Participant’s Accounts exceeds $5,000, (excluding Rollover Contributions), no distribution shall be made pursuant to Section 11.1(a) above, unless the Participant consents to such distribution, in writing. The consent of the Participant shall be obtained, in writing, within the 90-day period ending on the date of the distribution. The Plan Committee shall notify the Participant of the right to defer any distribution until his or her Normal Retirement Age, which notification shall include a general description of the material features of the optional forms of benefit available under the Plan, and shall be provided no less than 30 days and no more than 90 days prior to the distribution. The Participant’s consent shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) and\or Section 415 of the Code.

(c)	Transfer to IRA. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of section 11.1(b), if the participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the participant in a direct rollover or to receive the distribution directly, then the plan administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the plan administrator.

(d)	Forfeitures. If a distribution is made (or deemed made) to the Participant upon his or her separation from service pursuant to (a) or (b), above, the nonvested portion of his or her accounts will be treated as a Forfeiture and (i) with respect to the KSOP Stock Account, reallocated to other participants as provided in Sections 8.1 and 8.2(c), and (ii) with respect to the KSOP Cash Account, applied to the payment of Administrative Expenses. If a Participant separates from service and (i) his or her nonforfeitable percentage, as determined pursuant to Section 11.1(e), below, is 0%, and (ii) he or she has no Elective Contributions, then he or she will be deemed to have received a distribution of his or her Accounts as of his or her separation from service.

If the Accounts are not distributed to the Participant upon his or her separation from service, the non-vested portion shall be maintained in a Forfeiture Account and treated as a Forfeiture when the Participant incurs five (5) consecutive One-Year Breaks in Service.

If a Participant returns to employment with an Employer or a Related Company after receiving (or having deemed to receive) distribution of the nonforfeitable portion of his or her Accounts, but before incurring 5 consecutive One Year Breaks in Service, the amount forfeited from his or her respective Accounts by reason of such distribution (or deemed distribution)will be restored to his or her respective Accounts, but only upon the Participant’s repayment of the amount previously distributed. Such restoration will be made, first, out of Forfeitures occurring in the year of restoration, second, out of Trust Fund earnings and, third, out of Employer KSOP contributions. Upon such Participant’s subsequent Termination Date, his or her Accounts will be paid in accordance with either paragraph (a) or (b) of this Section, as applicable.

(e)	Vesting Schedule. A Participant shall have a nonforfeitable right to the amount credited to his or her Nonelective Contribution Account and to his or her Matching Contribution Account in accordance with the following schedule:

Number of Years of Service	Vested Percentage
Less than 2 years	0%
2 years but less than 3 years	20%

3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

A Participant will have a 100% vested and nonforfeitable interest at all times in his or her Elective Contribution Account.

The balances in his or her KSOP Cash Account and KSOP Stock Account, if any, after the foregoing multiplication, as at the Accounting Date coincident with or next following the Termination Date (after all adjustments then required under the Plan have been made), will become distributable to or for his or her benefit or, in the case of his or her death, to or for the benefit of his or her Beneficiary, in accordance with the provisions of Section 11.2.

(f)	Vesting after Reemployment. If a Participant returns to employment with an Employer or a Related Employer prior to incurring a One Year Break in Service and again resigns or is dismissed prior to completing six (6) Years of Service, then, as of the Accounting Date coincident with or next following the date on which the Participant first incurs a One Year Break in Service after such subsequent resignation or dismissal (after all adjustments then required under the Plan have been made), the balances in his or her Forfeiture Accounts shall be determined by multiplying those balances by the following:

x - y
100% - y

For purposes of the above formula, x equals the Participant’s vested percentage on the date of his or her subsequent One Year Break in Service and y equals the Participant’s vested percentage on the date of his or her prior termination of employment. If a Participant does not have a nonforfeitable right to any of his or her KSOP Accounts on his or her Termination Date, then he or she will be deemed to be cashed out of his or her KSOP Accounts as of his or her Termination Date.

11.2	MANNER OF MAKING PAYMENTS. Distribution will be made, to or for the benefit of the Participant or, in the case of the Participant’s death, his or her Beneficiary, by either, or a combination of, the following methods:

(a)	By payment in a lump sum, or

(b)	By payment in a series of substantially equal annual installments over a period not to exceed the lesser of (i) 5 years, or (ii) the Participant’s life expectancy.

11.3	TIME FOR DISTRIBUTION.

(a)	In General. Unless the Participant otherwise elects, distribution of the portion of the Participant’s Accounts attributable to shares of Company Stock shall commence not later than one year after the close of the Plan Year:

(1)	in which the Participant separates from service by reason of the attainment of Normal Retirement Age, Total and Permanent Disability, or death; or

(2)	which is the fifth Plan Year following the Plan year in which the Participant otherwise separates from service, except that this paragraph (2) shall not apply if the Participant is reemployed by the Employer before distribution is required to begin under this paragraph (2).

(b)	Exception for Acquisition Loan. Subsection (a) shall not apply to any shares of Company Stock acquired with the proceeds of an Acquisition Loan until the close of the Plan Year in which such Acquisition Loan is repaid in full.

(c)	Installment Payments. Unless the Participant elects otherwise, a distribution required under subsection (a) shall be in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of:

(1)	five years, or

(2)	in the case of a Participant the balances of whose KSOP Stock Account is in excess of $800,000, five years plus one additional year (but not more than five additional years for each $160,000 or fraction thereof by which such balance exceeds $800,000.

The dollar amounts set forth in paragraph (2), above, shall be adjusted in accordance with adjustments prescribed by the Secretary of the Treasury.

(d)	Distribution of Company Stock. Distribution of a Participant’s vested KSOP Stock Accounts will be made in whole shares of Company Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee shall notify the Participant of his or her right to demand distribution of his or her vested KSOP Stock Account balance entirely in whole shares of Company Stock (with the value of any fractional share paid in cash). However, a Participant shall have no right to receive a distribution of any portion of his or her Accounts in Company Stock if there is in effect an election by the Company to be an S corporation under Code Section 1362(a).

11.4	MINIMUM DISTRIBUTION REQUIREMENTS.

(a)	General Rules. The requirements of this Section will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section will be determined and made in accordance with T.D. 9130 (June 14, 2004), published at 26 CFR Sections 1.401(a)(9)-1 through 1.401(a)(9)-8, inclusive.

(b)	Time and Manner of Distribution. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s Required Beginning Date. If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)	If the participant’s surviving spouse is the participant’s sole designated beneficiary, then, except as provided in the Plan, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2, if later.

(2)	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then, except as provided in the Plan, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(3)	If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(4)	If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section 11.4(b), other than section 11.4(b)(1), will apply as if the surviving spouse were the participant.

For purposes of this section 11.4(b), and section 11.4(d), unless section 11.4(b)(4) applies, distributions are considered to begin on the participant’s required beginning date. If section 11.4(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 11.4(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section 11.4(b)(1)), the date distributions are considered to begin is the date distributions acually commence.

Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 11.4(c) and (d). If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

(c)	Required Minimum Distributions During Participant’s Lifetime. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)	the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

(2)	if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined under this section 11.4(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death.

(1)	Death On or After Date Distributions Begin.

(i)	Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

(ii)	The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(iii)

If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iv)	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

(v)	No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin.

(i)	Participant Survived by Designated Beneficiary. Except as provided in the Plan, if the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in section 11.4(d)(1).

(ii)	No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(iii)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse, this section 11.4(d) will apply as if the surviving spouse were the participant.

(e)	Definitions.

(1)	Designated beneficiary. The individual who is designated as the beneficiary under section 10(c) of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 11.4(d)(2). The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(4)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	Required beginning date. The date specified in section 2.49 of the Plan.

11.5

FACILITY OF PAYMENT. Notwithstanding the provisions of this Section 11, if, in the opinion of the Committee a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may, until a claim is made by a conservator or other person legally charged with the care of his or her person or of his or her estate, direct the Trustee to make payment to a relative or friend of such person for his or her benefit. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his or her person or his or her estate, which shall then fully discharge the obligation of the Trustee to pay benefits under the Plan with respect to such Participant.

11.6	INTERESTS NOT TRANSFERABLE. The interests of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except as otherwise provided in Section 11.9.

11.7	ABSENCE OF GUARANTY. Neither the Trustee, the Committee nor the Employers in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Trust Fund.

11.8	MISSING PARTICIPANTS OR BENEFICIARIES. Each Participant and each designated Beneficiary must file with the Committee from time to time in writing his or her post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or designated Beneficiary at his or her last post office address filed with the Committee, or if no address is filed with the Committee then, in the case of a Participant, at his or her last post office address as shown on the Employers’ records, will be binding on the Participant and his or her designated Beneficiary for all purposes of the Plan. The Employers, the Committee, and the Trustee are not required to search for or locate a Participant or designated Beneficiary.

11.9	QUALIFIED DOMESTIC RELATIONS ORDER. In addition to payments made under Section 11 on account of a Participant’s termination of employment, payments may be made to an Alternate Payee (as defined below) prior to, coincident with, or after a Participant’s termination of employment if made pursuant to a Qualified Domestic Relations Order. A distribution to an Alternate Payee may be made out of a Participant’s Accounts on a date coincident with the Participant’s “earliest retirement age”, defined as the earlier of (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of (A) the date the Participant attains age 50, or (B) the earliest date on which the Participant could begin receiving benefits under the Plan if he or she had separated from service. In addition, this Plan specifically authorizes distributions to an Alternate Payee under a Qualified Domestic Relations Order prior to the Participant’s attainment of the earliest retirement age (as defined above and in section 414(p) of the Code) but only if (1) the order specifies distribution at the earlier date or permits an agreement between the Plan and the Alternate Payee authorizing an earlier distribution; and (2) the Alternate Payee consents to a distribution prior to the Participant’s earliest retirement age if the present value of the Alternate Payee benefits under the Plan exceeds $5,000. Nothing in this Section 11.9 shall provide a Participant with a right to receive a distribution at a time not otherwise permitted under the Plan, nor shall it provide the Alternate Payee with a right to receive a form of payment not permitted under the Plan.

The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to determine distributions under such qualified orders. Any expenses incurred by the Committee in determining the status of domestic relations orders or administering a qualified order shall be charged to the Accounts of the Participant to whom such order relates. The Committee may, in its sole discretion, establish and maintain a segregated account for each Alternate Payee. The term “Alternate Payee” means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant.

11.10	PRE-RETIREMENT DIVERSIFICATION RIGHTS. Any Qualified Participant shall have the right to make an election to direct the Plan as to investment of his or her KSOP Stock Account. Such a Qualified Participant may elect within 90 days after the close of each Plan Year in the Qualified Election Period to diversify 25% of his or her KSOP Stock Account, less any amount to which a prior election applies. In the case of the last year to which an election applies, 50% shall be substituted for 25%. If the Fair Market Value of the Company Stock in a Qualified Participant’s KSOP Stock Account is $500 or less as of the Accounting Date immediately preceding the first day of any Qualified Election Period, then such Qualified Participant shall not be entitled to an election under this Section 11.10 for that Qualified Election Period.

The Plan may satisfy the requirements of this Section 11.10 by offering at least three (3) investment options to the Qualified Participant. In addition, if the Qualified Participant consents, the Plan may distribute the portion of the KSOP Stock Account covered by the election to the Qualified Participant within the 90 day period after the election is made.

SECTION 12 - VOTING OF COMPANY STOCK

All Company Stock in the Trust shall normally be voted by the Trustee in such manner as it shall determine in its sole direction. However, with respect to any corporate matter which involves the voting of Company Stock as to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transactions as may be prescribed in the Code or regulations promulgated thereunder, each Participant will be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Company Stock then allocated to his or her KSOP Stock Account, but only to the extent required by sections 401(a)(22) and 409(e)(3) of the Code and the regulations promulgated thereunder. In that event, the Trustee shall vote allocated shares for which it has received no direction and unallocated shares in accordance with the fiduciary standards of Title I of ERISA.

SECTION 13 - RIGHTS, RESTRICTIONS AND OPTIONS ON COMPANY STOCK

13.1

RIGHT OF FIRST REFUSAL. Subject to the provisions of the last sentence of this Section 13.1, shares of the Company Stock distributed by the Trustee shall be subject to a “Right of First Refusal”. The Right of First Refusal shall provide that, prior to any subsequent transfer, such Company Stock must first be offered in writing to the Company and, if then refused by the Company, to the Trustee, at the then Fair Market Value, as determined by an Independent Appraiser (as defined in section 401(a)(28) of the Code). A bona fide written offer from an independent prospective buyer shall be deemed to be the Fair Market Value of such Company Stock for this purpose unless the value per share, as determined by the Independent Appraiser as of the most recent Accounting Date, is greater. The Company and the Trustee shall have a total of 14 days (from the date the Company receives the offer) to exercise the Right of First Refusal on the same terms offered by the prospective buyer. A Participant (or Beneficiary) entitled to a distribution of Company Stock may be required to execute an appropriate stock transfer agreement (evidencing the Right of First Refusal) prior to receiving a certificate for Company Stock. No Right of First Refusal shall be exercisable by reason of any of the following transfers:

(a)	the transfer upon the death of a Participant or Beneficiary of any shares of Company Stock to his or her legal representatives, heirs and legatees, provided, however, that any proposed sale or other disposition of any such shares by any legal representative, heir or legatee shall remain subject to the Right of First Refusal;

(b)	the transfer by a Participant or Beneficiary in accordance with the Put Option pursuant to Section 13.2 below; or

(c)	the transfer while the Company Stock is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934.

13.2	PUT OPTION. In the event Company Stock is not “publicly traded” within the meaning of 26 CFR Section 54.4975-7(b)(1)(iv), the Company shall issue a “Put Option” to each Participant or Beneficiary receiving a distribution of Company Stock from the Plan. The Put Option shall permit the Participant or Beneficiary to sell such Company Stock at its then Fair Market Value, as determined by an Independent Appraiser, to the Company, at any time during the 60 day period commencing on the date the Company Stock was distributed and to the recipient and, if not exercised within that period, the Put Option will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse of the Put Option occurs, the Independent Appraiser shall determine the value of the Company Stock, and the Trustee shall notify each distributee who did not exercise the initial Put Option prior to its temporary lapse in the preceding Plan Year of the revised value of the Company Stock. The time during which the Put Option may be exercised shall recommence on the date such notice or revaluation is given and shall permanently terminate 60 days thereafter. The Trustee may be permitted by the Company to purchase Company Stock put to the Company under a Put Option. At the option of the Company or the Trustee, as the case may be, the payment for Company Stock sold pursuant to a Put Option shall be made in the following forms:

(a)	if the Company Stock was distributed as part of a total distribution (that is, a distribution within one taxable year of a Participant of the balance of the credit of his or her KSOP Accounts), then payments may be made in substantially equal annual installments commencing within 30 days from the date of the exercise of the Put Option and over a period not exceeding 5 years, with interest payable at a reasonable rate (as determined by the Company) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments; or

(b)	if a Participant or Beneficiary exercises a Put Option on a distribution of Company Stock made to him or her in periodic payments (in accordance with Section 11.3(c), then the payment for such Company Stock may be made in a lump sum no later than 30 days after such Participant exercises the Put Option.

The Trustee on behalf of the Trust may offer to purchase any shares of Company Stock (which are not sold pursuant to a Put Option) from any former Participant or Beneficiary at any time in the future, at their then fair market value.

For purposes of this Section 13.2, Company Stock will be considered to be “publicly traded” if: (i) The security is traded on a national securities exchange that is registered under section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f); or (ii) The security is traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and the security is deemed by the SEC as having a “ready market” under SEC Rule 15c3-1

13.3	SHARE LEGEND. Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and State securities laws.

13.4	NONTERMINABLE RIGHTS. The provisions of this Section 13 shall continue to be applicable to shares of Company Stock even if the Plan ceases to be an Employee Stock Ownership within the meaning of section 4975(e)(7) of the Code.

13.5	ADDITIONAL KSOP REQUIREMENTS. Notwithstanding anything contained herein to the contrary, the following requirements apply to Company Stock acquired by the Plan:

(a)	In the event of default upon an Acquisition Loan, the value of Company Stock transferred in satisfaction of the loan may not exceed the amount of default.

(b)	Contributions and earnings applied to payment of an Acquisition Loan must be accounted for separately until the Acquisition Loan is fully repaid.

(c)	Except for the Put Option described in Section 13.2, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an employee stock ownership plan.

(d)	If a portion of a Participant’s account is forfeited, such Participant’s KSOP Cash Account must be forfeited before forfeiture of such Participant’s KSOP Stock Account. If interests in more than one class of Company Stock have been allocated to such Participant’s KSOP Stock Account, the Participant must be treated as forfeiting the same proportion of each such class.

(e)	If Company Stock acquired with an Acquisition Loan consists of more than one class, a Participant receiving a distribution must receive substantially the same proportion of each such class.

SECTION 14 - HARDSHIP LOANS AND DISTRIBUTIONS

The Committee may, upon written application of the Participant, authorize a loan or loans to the Participant subject to the following:

(a)	Purpose. Loans will be permitted only for purposes described in 26 CFR Section 1.401(k)-1(d)(2), which establish standards deemed to satisfy the hardship condition for distribution of Elective Contributions. Specifically, these purposes are:

(i)	expenses for medical care previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant, or necessary for these persons to obtain medical care; or

(ii)	costs directly related to the purchase of a principal residence for the Participant, excluding mortgage payments; or

(iii)	payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents; or

(iv)	payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence.

(v)	payments for burial or funeral expenses for the employee’s deceased parent, spouse, children or dependents (as defined in section 152, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(d)(1)(B)); or

(vi)	expenses for the repair of damage to the employee’s principal residence that would qualify for the casualty deduction under section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b)	Maximum Limits. Loans will be limited to the lesser of:

(i)	the lesser of (i) 1⁄2 of the value of the Participant’s nonforfeitable Account balance, or (ii) one hundred percent (100%) of the Participant’s KSOP Cash Account;

(ii)	$50,000 reduced by the maximum outstanding loan balance (if any) during the 12-month period ending on the day before the loan is taken.

(c)	Availability. Loans must be available to all Participants on a reasonably equitable basis and the availability shall be communicated to all Participants. Loans shall not be made available to Highly Compensated Employees in an amount greater than that made available to other employees.

(d)	Interest Rate. A reasonable rate of interest shall be charged on each loan. What is reasonable depends on factors such as the amount of loan, adequacy of security, duration of loan, repayment schedule, current market conditions, variable or fixed rate of interest, what is customary in similar arm’s length transactions in the community, and other economic and time factors.

(e)	Schedule of Loan Payments. Loan agreements shall provide for repayment within five (5) years from the date of the loan, except when a loan is used to purchase a residence in which the period of repayment shall not exceed fifteen (15) years.

(f)	Other Rules:

(1) All plans of all related businesses are to be combined for purposes of maximum limits on loans.

(2) All loans must be evidenced by a written loan agreement signed by all relevant parties to the loan and evidenced by as promissory note of the borrower where the borrower personally guarantees the repayment of the loan and secures the loan on the Participant’s account balance.

(3) A Participant’s spouse must consent in writing for a Participant to use any part of their account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period ending on the date the loan is made. The consent must acknowledge the effect of the loan and must be witnessed by a plan representative or notary public. The consent is binding with respect to the loan for which it is given. A new consent shall be required if the loan is revised, renegotiated, renewed or extended.

(4) The loan document must provide for payments to be made at least quarterly, in a level amount, which will fully amortize the loan over its duration.

(5) The Trustee may provide for loans to be considered an asset of the Trust Fund or as an investment of the borrower’s account. The Trustee shall act consistently in making this determination.

(6) Any loan outstanding at the time a Participant receives a distribution shall be repaid by offsetting the balance due (plus accrued interest and any costs) against the amount to be distributed.

In the event a loan is not sufficient to meet the need described in Section 14(a), the Participant may request and the Committee may direct a distribution of the Participant’s Elective Contributions. In such event, the Participant’s Elective contributions shall be suspended for 6 months beginning with the first day of the month following the Participant’s receipt of the hardship distribution.

SECTION 15 - THE COMMITTEE

15.1	APPOINTMENT AND AUTHORITY. The Committee referred to in Section 1.2 shall be appointed by the Board of Directors of the Company. Except as otherwise specifically provided in this Section 15, the Committee shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Plan:

(a)	To adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

(b)	To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee;

(c)	To determine all questions arising under the Plan, including the power to determine the rights or eligibility of employees or Participants and their Beneficiaries and their respective benefits, and to remedy ambiguities, inconsistencies or omissions;

(d)	To give such directions to the Trustee with respect to the Trust Fund as may be provided in the Trust Agreement, including the depositories which have been designated by the Board, which must be an incorporated Federally insured bank or trust company;

(e)	To maintain and keep adequate books, records and other data as shall be necessary to administer the Plan, except those that are maintained by the Company of the Trustee, and to meet the disclosure and reporting requirements of ERISA;

(f)	To direct all payments of benefits under the Plan;

(g)	To establish an investment policy and objective for the Plan;

(h)	To be agent for the service of legal process on behalf of the Plan;

(i)	To execute any documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action;

(j)	To perform any other acts necessary or appropriate to the administration of the Plan and the discharge of its duties.

The certificate of a Committee member that the Committee has taken or authorized any action shall conclusive in favor of any person relying on the certificate.

15.2	DELEGATION BY COMMITTEE. The Committee may establish procedures for allocation of fiduciary responsibilities and delegation of fiduciary responsibilities to persons other than named fiduciaries; however, the delegation of the power to manage or control Plan assets may only be delegated to an Investment Manager, as defined in section 3(38) of ERISA. In exercising its authority to control and manage the operation and administration of the Plan, the Committee may employ agents and counsel (who may also be employed by or represent any Employer) and to delegate to them such powers as the Committee deems desirable. Any such delegation or appointment shall be in writing. The writing contemplated by the foregoing sentence shall fully describe the advice to be rendered or the functions and duties to be performed by the delegate.

15.3	UNIFORM RULES. In managing the Plan, the Committee will uniformly apply rules and regulations.

15.4	INFORMATION TO BE FURNISHED TO COMMITTEE. The Employers shall furnish the Committee such data and information as may be required. The Committee shall be entitled to rely on any information furnished by the Company that is needed for calculation of benefits due under the Plan, or any matters relating to administration of the Plan. A Participant, surviving spouse, or other person entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan. Any benefits under the Plan may be conditional upon the prompt submission of such information. Any adjustment by the Committee by reason of a misstatement of age or lack of information will be made in a manner the Committee deems equitable.

15.5	COMMITTEE’S DECISION FINAL. To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Committee (such as eligibility for participation and the timing and amount of benefit payments) made by the Committee in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as they consider equitable and practicable.

15.6	EXERCISE OF COMMITTEE’S DUTIES. Notwithstanding any other provision of the Plan, the Committee members shall discharge their duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and:

(a)	for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan;

(b)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

(c)	in accordance with the documents and instruments governing the Plan insofar as they are consistent with ERISA.

15.7	REMUNERATION AND EXPENSES. No remuneration shall be paid to a Committee member as such. However, the reasonable expenses of a Committee incurred in the performance of a Committee function shall be reimbursed by the Employers.

15.8	INDEMNIFICATION OF THE COMMITTEE. To the extent permitted by applicable law, any person or entity appointed by the Board of Directors to serve as a Committee member shall be indemnified by the Company against any and all liabilities, settlements, losses, costs, and expenses ( including reasonable legal fees and expenses) of whatever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members by reason of the performance or nonperformance of a Committee function if, in the opinion of the Board of Directors of the Company, such action was not dishonest or in willful violation of the law or regulations under which such liability, loss, cost, or expense arose. Furthermore, the Company agrees to indemnify the Committee members against any liability imposed as a result of a claim asserted by any person or persons under Federal or state law where the Committee acts in good faith or in reliance on a written direction or certification of the Company. The foregoing right of indemnification shall be in addition to other rights the members by law or by reason of insurance coverage of any kind. The Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Company. If the Company obtains fiduciary liability insurance to protect the Committee or any of its members, the provisions of this Section 15.8 shall be applicable only to the extent that such insurance coverage is insufficient.

15.9	RESIGNATION OR REMOVAL OF COMMITTEE MEMBER. Any person or entity appointed as a Committee member may resign at any time by delivering their written resignation to the Company. The Company, at its discretion, may immediately remove any or all of the Committee members with or without cause upon delivery of written notice to them.

15.10	APPOINTMENT OF SUCCESSOR COMMITTEE. The Board will promptly fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Employers and the Trustee.

15.11	INTERESTED PERSON. A fiduciary may not decide or determine any matter or question concerning his or her own benefits under the Plan or as to how they are to be paid to him or her unless such decision should be made by him or her under the Plan if he or she were not a member of the Committee, except when such decision applies to all Participants similarly. If a person is disqualified to act, the Company may appoint a temporary member to exercise the powers of the interested person concerning the matter as to which he or she is disqualified, or the remaining Committee members may act without the appointment of a new Committee member.

15.12	CLAIMS PROCEDURE. Any Participant or Beneficiary who disputes the Committee’s determination of the benefits due to him or her under the Plan may file a claim with the Committee. A claim must be in writing, in a form which gives the Committee reasonable notice of the claim, and authorizes the Committee to take all steps necessary to determine the validity of the claim and to facilitate the payment of any benefits to which the claimant is entitled. The Committee will, if reasonably possible, decide whether to grant or to deny a claim within ninety (90) days after it is filed. If a longer period is needed, the Committee will, no later than the last day of the ninety (90) day period, notify the claimant of the extension of time and the reasons why it is needed. A decision must then be rendered within ninety (90) days after the claimant was notified of the extension. If the Committee does not act within the time specified by this Section 15.12, the claim is automatically denied, and the claimant may appeal in accordance with this Section 15.12. If the Committee determines that a claim should be denied, it will give the claimant written notice of denial. This notice must be written in a manner calculated to be understood by the claimant, state specific reasons for denying the claim, citing the provisions of the Plan on which the denial is based, explain the procedure for reviewing the Committee’s decision, and if the claim is denied because the Committee lacks adequate information to reach a decision, state what information is needed to make a decision possible and why it is needed. If a claim is denied, the claimant may appeal to the Company. His or her appeal must be submitted in writing to the Company no later than sixty (60) days after the earlier of the date on which he or she receives notice of denial or the expiration of the period within which the Company is required to make a decision. The claimant or his or her representative may submit any documents or written arguments that he or she desires in support of his or her claim, and the Company may, but is not required to, hold a hearing on the claim. The Company will, if reasonably possible, decided the claimant’s appeal within sixty (60) days after it is filed. If a longer period is needed, the Company will, no later than the last day of the sixty (60) period, notify the claimant of the extension of time and the reasons why it is needed. A decision must then be rendered within sixty (60) days after the claimant was notified of the extension. If the Company does not act within the time specified by this Section 15.12, the appeal is automatically denied. If the Company determines that an appeal should be denied, it must give the claimant written notice of the denial in the same manner as required on initial denial of the claim by the Company.

SECTION 16 - AMENDMENT AND TERMINATION

16.1	AMENDMENT. While the Employers expect and intend to continue the Plan, the Company must reserve and reserves the right, subject to the provisions of Section 1.3, to amend the Plan at any time, except as follows:

(a)	the duties and liabilities of the Trustee cannot be substantially changed without their consent; and

(b)	no amendment shall reduce a Participant’s benefits to less than the amount such Participant would be entitled to receive if such Participant had resigned from the employ of all of the Employers and Related Companies on the date of the amendment.

16.2	TERMINATION. The Plan will terminate as to all of the Employers on any day specified by the Company. The Plan will terminate as to any Employer on the first to occur of the following:

(a)	the date it is terminated by that Employer if 30 days’ advance written notice is given to the Trustee,

(b)	the date that Employer’s contributions under the Plan are completely discontinued;

(c)	the date that the Employer is judicially declared bankrupt under Chapter 7 of the U.S. Bankruptcy Code;

(d)	the dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of Section 16.3, with the consent of the Company, in any event such arrangements may be made whereby the Plan will be continued by any successor to that Employer or substituted for that Employer under the Plan.

16.3	MERGER AND CONSOLIDATION OF PLAN, TRANSFER OF PLAN ASSETS. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Participant in the plan on the date thereof, if the Plan then terminated, would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit which he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer, if the Plan had then terminated.

16.4	VESTING AND DISTRIBUTION ON TERMINATION AND PARTIAL TERMINATION. On termination of the Plan in accordance with the provisions of Section 16.2 or on partial termination of the Plan by operation of law, the date of termination or partial termination, as the case may be, will be an Accounting Date and, after all adjustments then required under the Plan have been made, each affected employee’s benefits will be nonforfeitable. If, on termination of the Plan, a Participant remains an employee of an Employer or a Related Company, the amount of the Participant’s benefits may be retained in the Trust until after the Participant’s termination of employment with the Employers and the Related Companies and shall be paid to such Participant or, in the event of the Participant’s death, to the Beneficiary thereof in a lump sum. The benefits payable to a Participant whose employment with the employers and Related Companies is terminated coincident with the termination of the Plan (and the benefits payable to an affected employee on partial termination of the Plan) shall be paid to the Participant or, in the event of the Participant’s death, to the Beneficiary thereof in a lump sum. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected persons have been distributed to them.

16.5	NOTICE OF AMENDMENT, TERMINATION OR PARTIAL TERMINATION. Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

SECTION 17 - TOP HEAVY PROVISIONS

The Plan will be a “top-heavy Plan” if, as of the last day of the Plan year or, as of the day next preceding the beginning of any later Plan Year (the “Determination Date”) and determined in accordance with the provisions of section 416(g) of the Code, the aggregate present value of the accrued benefits and account balances of all “Key Employees” (within the meaning of section 416(i) of the Code) and their Beneficiaries exceeds sixty percent (60%) of the aggregate present value of the accrued benefits and account balances of all Participants and Beneficiaries. The aggregate present value of the accrued benefits and account balances of a Participant who has not performed any services for an Employer or a Related Company during the 1 year period ending on the Determination Date shall not be taken into account, except that in the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

The term “Aggregation Group” shall include each plan of an Employer or Related Company which includes a Key Employee and each Plan of the Employer or related company (including a plan terminated during the 5 preceding years) which allows the Plan to meet the requirements of sections 401(a)(4) or 410 of the Code and may include any other plan of an Employer or Related Company, if the Aggregation Group would continue to meet the requirements of sections 401(a)(4) and 410 of the Code.

If the Plan is a top-heavy plan, effective as of the first day of the Plan Year, Section 4 will automatically be amended to provide that the aggregate amount of Employer Contributions allocated in each Plan Year to the KSOP Stock Account and the KSOP Cash Account of each Participant who is not a Key Employee (within the meaning of section 416(i)(1) of the Code), and who is employed by the Employer as of the last day of the Plan Year, may not be less than the lesser of:

(1)	three percent of his or her Adjusted Compensation for the Plan Year; or

(2)	a percentage of his or her Adjusted Compensation equal to the largest percentage obtained by dividing the sum of the amount credited to the KSOP Stock Account and the KSOP Cash Account of any Key Employee by that Key Employee’s Adjusted Compensation.

The preceding provisions will remain in effect for the period in which the Plan is top-heavy. If, for any particular years thereafter, the Plan is no longer top-heavy, the Company may amend or delete such provisions from the Plan, except that no amendment may cause any previously vested portion of any Account balance to become forfeitable.

SECTION 18 - MISCELLANEOUS

18.1	APPLICABLE LAWS. The Plan shall be construed and administered according to the laws of the state of Texas, to the extent that such laws are not preempted by the laws of the United States of America.

18.2	GENDER AND NUMBER. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural, and the plural shall include the singular.

18.3	NOTICES. Any notice or document required to be filed with the Committee or Trustee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee or Trustee in care of the Company at its principal executive offices. Any notice required under the Plan may be waived in writing by the person entitled to notice.

18.4	EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

18.5	ACTION BY EMPLOYER. Any action required or permitted to be taken by an Employer under the Plan shall be by resolution of its Board of Directors or by a person or person authorized by its Board of Directors.

18.6	QUALIFIED MILITARY SERVICE. If any Employee or Participant acquires rights under chapter 43 of title 38, United States Code, resulting from qualified military service, then the following rules shall apply to such Employee or Participant:

1.	Any Employer contribution on behalf of such Participant shall not be subject to any otherwise applicable limitation contained in code Section 402(g), 402(h), 403(b), 404(a), 404(h), 408, 415, and 457, and shall not be taken into account in applying such limitations to other contributions or benefits under such plan or any other plan, with respect to the year in which the contribution is made;

2.	Such contribution shall be subject to the aforementioned limitations with respect to the year to which the contribution relates (in accordance with rules prescribed by the Secretary of the Treasury);

3.	The Participant may make additional elective deferrals during the period which begins on the date of reemployment of such Employee with the Employer and has the same length as the lesser of (i)the product of 3 and the period of qualified military service which resulted in such rights, and (ii) 5 years;

4.	If the Plan suspends the obligation to repay any loan made to a Participant from the Plan for any part of any period during which such Employee is performing service in the uniformed services ( as defined in chapter 43 of title 38, United States Code), whether or not qualified military service, such suspension shall not be taken into account for purposes of Section 72(p), 401(a), or 4975(d)(1);

5.	An individual reemployed under such chapter is treated with respect to the plan as not having incurred a break in service with the Employer by reason of such individual’s period of qualified military service.

6.	Each period of qualified military service served by an individual is, upon reemployment under such chapter, deemed with respect to the Plan to constitute service with the Employer for the purpose of determining the nonforfeitability of the individual’s account balance and for the purposes of determining contribution allocations.

7.	An individual reemployed under such chapter is entitled to contribution allocations that are conditioned on the making of elective contributions only to the extent such individual makes such matching contributions within the period beginning with the date of reemployment and continuing for 3 times the period of qualified military service (but not greater than 5 years). An individual reemployed under such chapter is entitled to contribution allocations that are conditioned on the making of elective contributions only to the extent such individual makes such matching contributions within the period beginning with the date of reemployment and continuing for 3 times the period of qualified military service (but not greater than 5 years).

IN WITNESS WHEREOF, the undersigned officers of the Employers, duly authorized, have formally adopted this Plan on the 14th day of December, 2016.

GUARANTY BANCSHARES, INC.

By: /s/ Tyson T. Abston

As Its: Chairman of the Board & CEO

GUARANTY BANK

By: /s/ Tyson T. Abston

As Its: Chairman of the Board & CEO